                                                                   EXHIBIT 10.11





                          NEWFIELD EXPLORATION COMPANY

                           DEFERRED COMPENSATION PLAN





                         Effective Date:  April 1, 1997
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                          NEWFIELD EXPLORATION COMPANY

                           DEFERRED COMPENSATION PLAN



                             W I T N E S S E T H :


         WHEREAS, NEWFIELD EXPLORATION COMPANY, has decided to adopt the following NEWFIELD EXPLORATION COMPANY DEFERRED COMPENSATION PLAN (the "Plan");

         NOW, THEREFORE, the Plan is hereby adopted as follows, effective as of April 1, 1997:

                               TABLE OF CONTENTS


ARTICLE I.       DEFINITIONS AND CONSTRUCTION

1.1      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         (1)     Account  . . . . . . . . . . . . . . . . . . . . . . . . . 1
         (2)     Base Salary  . . . . . . . . . . . . . . . . . . . . . . . 1
         (3)     Bonus Compensation . . . . . . . . . . . . . . . . . . . . 1
         (4)     Code . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         (5)     Committee  . . . . . . . . . . . . . . . . . . . . . . . . 1
         (6)     Company  . . . . . . . . . . . . . . . . . . . . . . . . . 1
         (7)     Company Deferrals  . . . . . . . . . . . . . . . . . . . . 1
         (8)     Company Stock  . . . . . . . . . . . . . . . . . . . . . . 1
         (9)     Directors  . . . . . . . . . . . . . . . . . . . . . . . . 1
         (10)    Effective Date . . . . . . . . . . . . . . . . . . . . . . 1
         (11)    Member . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         (12)    Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         (13)    Plan Year  . . . . . . . . . . . . . . . . . . . . . . . . 2
         (14)    Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         (15)    Trust Agreement  . . . . . . . . . . . . . . . . . . . . . 2
         (16)    Trust Fund . . . . . . . . . . . . . . . . . . . . . . . . 2
         (17)    Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . 2

1.2      Number and Gender  . . . . . . . . . . . . . . . . . . . . . . . . 2
1.3      Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE II.      PARTICIPATION

2.1      Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . 3
2.2      Cessation of Active Participation  . . . . . . . . . . . . . . . . 3

ARTICLE III.     ACCOUNT CREDITS

3.1      Base Salary Deferrals  . . . . . . . . . . . . . . . . . . . . . . 4
3.2      Bonus Compensation Deferrals . . . . . . . . . . . . . . . . . . . 4





                                      (ii)

3.3      Company Deferrals  . . . . . . . . . . . . . . . . . . . . . . . . 5
3.4      Earnings Credits . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE IV.      VESTING AND IN-SERVICE DISTRIBUTIONS

4.1      Vesting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
4.2      In-Service Distributions . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE V.       PAYMENT OF BENEFITS

5.1      Payment Election Generally . . . . . . . . . . . . . . . . . . . . 7
5.2      Time of Benefit Payment  . . . . . . . . . . . . . . . . . . . . . 7
5.3      Form of Benefit Payment  . . . . . . . . . . . . . . . . . . . . . 7
5.4      Failure to Elect Form of Payment . . . . . . . . . . . . . . . . . 7
5.5      Death  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
5.6      Acceleration of Payment  . . . . . . . . . . . . . . . . . . . . . 8
5.7      Designation of Beneficiaries . . . . . . . . . . . . . . . . . . . 8
5.8      Unclaimed Benefits . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE VI.      ADMINISTRATION OF THE PLAN

6.1      Committee Powers and Duties  . . . . . . . . . . . . . . . . . . . 9
6.2      Self-Interest of Members . . . . . . . . . . . . . . . . . . . . . 9
6.3      Claims Review  . . . . . . . . . . . . . . . . . . . . . . . . .  10
6.4      Company to Supply Information  . . . . . . . . . . . . . . . . .  10
6.5      Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE VII.     ADMINISTRATION OF FUNDS

7.1      Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . .  12
7.2      Trust Fund Property  . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE VIII.    NATURE OF THE PLAN . . . . . . . . . . . . . . . . . . .  13

ARTICLE IX.      PARTICIPATING EMPLOYERS  . . . . . . . . . . . . . . . .  14





                                     (iii)

ARTICLE X.       MISCELLANEOUS

10.1     Not Contract of Employment . . . . . . . . . . . . . . . . . . .  15
10.2     Alienation of Interest Forbidden . . . . . . . . . . . . . . . .  15
10.3     Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . .  15
10.4     Amendment and Termination  . . . . . . . . . . . . . . . . . . .  15
10.5     Severability . . . . . . . . . . . . . . . . . . . . . . . . . .  15
10.6     Governing Laws . . . . . . . . . . . . . . . . . . . . . . . . .  15





                                      (iv)

                                       I.

                          DEFINITIONS AND CONSTRUCTION

         1.1 DEFINITIONS: Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

(1) ACCOUNT: A memorandum bookkeeping account established on the records of the Company for a Member that is credited with amounts determined in accordance with Article III of the Plan. As of any determination date, a Member's benefit under the Plan shall be equal to the amount credited to his Account as of such date. A Member shall have a 100% nonforfeitable interest in his Account at all times.

(2) BASE SALARY: The base rate of cash compensation paid by the Company to or for the benefit of a Member for services rendered or labor performed while a Member including base pay a Member could have received in cash in lieu of (A) deferrals pursuant to Section 3.1 and
         (B) contributions made on his behalf to any qualified plan maintained by the Company or to any cafeteria plan under section 125 of the Code maintained by the Company.

(3) BONUS COMPENSATION: With respect to any Member for a Plan Year, an amount awarded under the Newfield Employee 1993 Incentive Compensation Plan.

(4)      CODE:  The Internal Revenue Code of 1986, as amended.

(5)      COMMITTEE:  The Compensation Committee of the Directors.

(6)      COMPANY:  Newfield Exploration Company.

(7) COMPANY DEFERRALS: Deferrals made by the Company on a Member's behalf pursuant to Section 3.3.

(8)      COMPANY STOCK:  The common stock of Newfield Exploration Company.

(9)      DIRECTORS:  The Board of Directors of the Company.

(10)     EFFECTIVE DATE:  April 1, 1997.

(11)     MEMBER:  Each individual who is a Member pursuant to Article II.

(12)     PLAN:  The Newfield Exploration Company Deferred Compensation Plan.

(13) PLAN YEAR: The twelve-consecutive month period commencing January 1 of each year; provided, however, that the first Plan Year shall begin on the Effective Date and shall end on December 31, 1997.

(14)     TRUST:  The trust, if any, established under the Trust Agreement.

(15) TRUST AGREEMENT: The agreement, if any, entered into between the Company and the Trustee pursuant to Article VIII.

(16) TRUST FUND: The funds and properties, if any, held pursuant to the provisions of the Trust Agreement, together with all income, profits and increments thereto.

(17) TRUSTEE: The trustee or trustees appointed by the Committee who are qualified and acting under the Trust Agreement at any time.

         1.2 NUMBER AND GENDER. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

         1.3 HEADINGS. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

                                      II.

                                 PARTICIPATION

         2.1 PARTICIPATION. Members in the Plan are those employees of the Company whose Base Salary exceeds an amount equal to (i) the limitation on elective deferrals provided in Code section 402(g) (currently $9,500 for 1997) with such amount to be adjusted automatically to reflect any cost-of-living adjustment authorized by section 402(g)(5) of the Code, divided by (ii) the decimal 0.08. The Committee shall notify each employee who is a Member in the Plan.

         2.2 CESSATION OF ACTIVE PARTICIPATION. Notwithstanding any provision herein to the contrary, an employee who is a Member shall cease to be entitled to defer Base Salary and/or Bonus Compensation hereunder or receive an allocation of Company Deferrals effective as of any date designated by the Committee. Any such Committee action shall be communicated to the affected individual prior to the effective date of such action.

                                      III.

                                ACCOUNT CREDITS

         3.1 BASE SALARY DEFERRALS. Any Member may elect to defer receipt of an integral percentage of from 1% to 90% of his Base Salary for any Plan Year. A Member's election to defer receipt of a percentage of his Base Salary for any Plan Year shall be made on or before the last day of the preceding Plan Year; provided, however, a Member's election to defer receipt of a percentage of his Base Salary for the Plan Year beginning April 1, 1997 shall be made on or before March 31, 1997. Notwithstanding the foregoing, if any individual initially becomes a Member other than on the first day of a Plan Year, such Member's election to defer receipt of a percentage of his Base Salary for such Plan Year may be made no later than 30 days after he becomes a Member. Such election shall apply only to a pro rata portion of his Base Salary for such Plan Year based upon the number of days remaining in such Plan Year after the date of the election divided by 365 (or 366 if a leap year). Base Salary for a Plan Year not deferred by a Member pursuant to this Section shall be received by such Member in cash except as provided by any other plan maintained by the Company. Deferrals of Base Salary under the Plan shall be made before elective deferrals or contributions of Base Salary under any other plan maintained by the Company. Deferrals of Base Salary made by a Member for a Plan Year shall be credited to such Member's Account as of the date the Base Salary deferrals would have been received by such Member in cash had no deferrals been made pursuant to this Section. Deferral elections of Base Salary for a Plan Year pursuant to this Section shall be irrevocable.

         3.2 BONUS COMPENSATION DEFERRALS. Any Member may elect to defer receipt of an integral percentage of from 1% to 100% of his Bonus Compensation for any Plan Year. Such election may apply to the Member's Incentive Compensation Award or the Deferred Incentive Compensation Award under the Newfield Employee 1993 Incentive Compensation Plan for a Plan Year. Such election may apply only to the portion of the Member's Deferred Incentive Compensation Award which is payable in cash. A Member's election to defer a portion of such Member's Deferred Incentive Compensation Award shall constitute an irrevocable election by such Member to receive such portion of the Deferred Incentive Compensation Award in cash under the Newfield Employee 1993 Incentive Compensation Plan. A Member's election to defer receipt of a percentage of his Bonus Compensation for any Plan Year shall be made on or before the last day of the preceding Plan Year. Notwithstanding the foregoing (1) a Member's election to defer receipt of a percentage of his Bonus Compensation for the Plan Year beginning April 1, 1997, may be made on or before March 31, 1997 and (2) if any individual initially becomes a Member other than on the first day of a Plan Year, such Member's election to defer receipt of a percentage of his Bonus Compensation for such Plan Year may be made no later than 30 days after he becomes a Member, but such election shall apply only to a pro rata portion of his Bonus Compensation for such Plan Year based upon the number of complete months remaining in such Plan Year divided by twelve. Bonus Compensation for a Plan Year not deferred by a Member pursuant to this Section shall be received by such Member in cash or in Company Stock, as applicable, except as provided by any other plan maintained by the Company. Deferrals of Bonus Compensation under this Plan shall be made before elective deferrals or contributions of Bonus Compensation under any other plan maintained by the Company. Bonus Compensation deferrals made by a Member shall be credited to such Member's Account as of the date the Bonus Compensation deferral would have been received by such Member had no deferral been made pursuant to this Section 3.2. Deferral elections of Bonus Compensation for a Plan Year pursuant to this Section shall be irrevocable.

         3.3 COMPANY DEFERRALS. For each Plan Year during which a Member has made the maximum elective contributions under the Newfield Exploration Company 401(k) Plan pursuant to section 402(g) of the Code, the Company shall credit a Member's Account with an amount equal to 100% of the compensation deferrals made by such Member pursuant to Sections 3.1 and 3.2 of the Plan, with such amounts being limited to 8% of a Member's Base Salary for such Plan Year and reduced by the amount of Company matching contributions made for the account of the Member under the Newfield Exploration Company 401(k) Plan for such Plan Year. Company Deferrals made on a Member's behalf shall be credited to his Account in accordance with the procedures established from time to time by the Committee.

         3.4 EARNINGS CREDITS. As of the last day of each calendar quarter, a Member's Account shall be credited with an amount of earnings based on the balance of such Member's Account for each day during such calendar quarter and utilizing an interest rate equal to the prime-based borrowing rate option established in the Company's revolving credit facility (or in the absence thereof the prime rate of interest of The Chase Manhattan Bank, N.A. or its successor). Interest shall be computed as the average on a daily basis, using a 365 or 366 day year as the case may be, and the actual days elapsed (including the first day but excluding the last day) occurring in the calendar quarter for which such interest is payable. So long as there is any balance in a Member's Account, such Account shall continue to receive earnings credits pursuant to this Section.

                                      IV.

                      VESTING AND IN-SERVICE DISTRIBUTIONS

         4.1 VESTING. A Member shall be 100% vested in his Account at all times.

         4.2 IN-SERVICE DISTRIBUTIONS. In-service distribution shall not be permitted under the Plan. Members shall not be permitted to make withdrawals from the Plan prior to termination of employment from the Company. Members shall not, at any time, be permitted to borrow from the Plan.

                                       V.

                              PAYMENT OF BENEFITS

         5.1 PAYMENT ELECTION GENERALLY. In conjunction with the Deferral elections made by a Member pursuant to Section 3.1 or 3.2 for each Plan Year, such Member shall elect the form of payment with respect to such Deferral, the Company Deferrals attributable thereto, and the earnings credited thereto. Any such election regarding the form of payment of a Deferral, the Company Deferrals attributable thereto, and the earnings credited thereto shall be irrevocable once made.

         5.2 TIME OF BENEFIT PAYMENT. With respect to each Deferral election made by a Member pursuant to Section 3.1 or 3.2, such Member shall commence payment of such Deferral, the Company Deferrals attributable thereto, and the earnings credited thereto as soon as administratively practicable after the Member terminates employment with the Company.

         5.3 FORM OF BENEFIT PAYMENT. With respect to each Deferral election made by a Member pursuant to Section 3.1 or 3.2, such Member shall elect the form of payment with respect to such Deferral, the Company Deferrals attributable thereto and the earnings credited thereto from one of the following forms:

                 (a)      A lump sum; or

                 (b) Installment payments for a period not less than one year and not more than ten years.

Installment payments shall be paid monthly commencing on the date specified in
Section 5.2. The amount of each installment payment shall be determined by multiplying the Deferral, the Company Deferrals attributable thereto, and the earnings credited thereto at the time of payment by a fraction, the numerator of which is one and the denominator of which is the number of remaining installment payments to be made to the Member. In the event the total amount credited to a Member's Account does not exceed $50,000, the Committee may, in its sole discretion, pay such amount in a lump sum.

         5.4 FAILURE TO ELECT FORM OF PAYMENT. If a Member fails to elect the form of payment of a Deferral, such Deferral, the Company Deferrals attributable thereto and the earnings credited thereto shall be paid in a lump sum as soon as administratively practicable after the Member terminates employment with the Company.

         5.5 DEATH. In the event of a Member's death at a time when amounts are credited to such Member's Account, such amounts shall be paid to such Member's designated beneficiary or beneficiaries at the time set forth in
Section 5.2 and in the form elected by the Member pursuant to Section 5.3, or if no election has been made, pursuant to Section 5.4. However, the Member's designated beneficiary or beneficiaries may request a lump sum payment based upon hardship, and the Committee, in its sole discretion, may approve such request.

         5.6 ACCELERATION OF PAYMENT. The Committee, in its sole discretion, may accelerate the payment of all Account balances under the Plan. In such case, the balance in each Member's Account shall be paid to such Member, or his designated beneficiary in the event of his death, in a single, lump sum cash payment as soon as administratively practicable following such Committee action in full satisfaction of such Member's or beneficiary's rights hereunder.

         5.7     DESIGNATION OF BENEFICIARIES.

                 (a) Each Member shall have the right to designate the beneficiary or beneficiaries to receive distribution of his Account in the event of his death. Each such designation shall be made by executing the beneficiary designation form prescribed by the Committee and filing it with the Committee. Any such designation may be changed at any time by execution of a new designation in accordance with this Section.

                 (b) If no such designation is on file with the Committee at the time of the death of the Member or such designation is not effective for any reason as determined by the Committee, then the designated beneficiary or beneficiaries to receive the distribution shall be as follows:

                          (1) If a Member leaves a surviving spouse, his distribution shall be paid to such surviving spouse;

                          (2) If a Member leaves no surviving spouse, his distribution shall be paid to such Member's executor or administrator, or to his heirs at law if there is no administration of such Member's estate.

         5.8 UNCLAIMED BENEFITS. If the Committee is unable to locate a Member or beneficiary entitled to a distribution hereunder, upon the Committee's determination thereof, such Member's or beneficiary's Account shall be forfeited to the Company. Notwithstanding the foregoing, if subsequent to any such forfeiture the Member or beneficiary to whom such distribution is payable makes a valid claim for such distribution, such forfeited Account shall be restored, without the crediting of interest subsequent to the forfeiture, and the balance of such Account shall be distributed to such Member or beneficiary as soon as administratively practicable.

                                      VI.

                           ADMINISTRATION OF THE PLAN

         6.1 COMMITTEE POWERS AND DUTIES. The general administration of the Plan shall be vested in the Committee. The Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority, and duty:

                 (a) To make rules, regulations, and bylaws for the administration of the Plan that are not inconsistent with the terms and provisions hereof, and to enforce the terms of the Plan and the rules and regulations promulgated thereunder by the Committee;

                 (b) To construe in its discretion all terms, provisions, conditions, and limitations of the Plan;

                 (c) To correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Plan in such manner and to such extent as it shall deem in its discretion expedient to effectuate the purposes of the Plan;

                 (d) To employ and compensate such accountants, attorneys, investment advisors, and other agents, employees, and independent contractors as the Committee may deem necessary or advisable for the proper and efficient administration of the Plan;

                 (e) To determine in its discretion all questions relating to eligibility;

                 (f) To determine whether and when there has been a termination of a Member's employment with the Company, and the reason for such termination;

                 (g) To make a determination in its discretion as to the right of any person to a benefit under the Plan and to prescribe procedures to be followed by distributees in obtaining benefits hereunder; and

                 (h) To receive and review reports from the Trustee as to the financial condition of the Trust Fund, if any, including its receipts and disbursements.

         6.2 SELF-INTEREST OF MEMBERS. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act and the remaining members cannot agree, the remaining members of the Committee shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

         6.3 CLAIMS REVIEW. In any case in which a claim for Plan benefits of a Member or beneficiary is denied or modified, the Committee shall furnish written notice to the claimant within ninety days (or within 180 days if additional information requested by the Committee necessitates an extension of the ninety-day period), which notice shall:

                 (a) State the specific reason or reasons for the denial or modification;

                 (b) Provide specific reference to pertinent Plan provisions on which the denial or modification is based;

                 (c) Provide a description of any additional material or information necessary for the Member, his beneficiary, or representative to perfect the claim and an explanation of why such material or information is necessary; and

                 (d) Explain the Plan's claim review procedure as contained herein.

In the event a claim for Plan benefits is denied or modified, if the Member, his beneficiary, or a representative of such Member or beneficiary desires to have such denial or modification reviewed, he must, within sixty days following receipt of the notice of such denial or modification, submit a written request for review by the Committee of its initial decision. In connection with such request, the Member, his beneficiary, or the representative of such Member or beneficiary may review any pertinent documents upon which such denial or modification was based and may submit issues and comments in writing. Within sixty days following such request for review the Committee shall, after providing a full and fair review, render its final decision in writing to the Member, his beneficiary or the representative of such Member or beneficiary stating specific reasons for such decision and making specific references to pertinent Plan provisions upon which the decision is based. If special circumstances require an extension of such sixty-day period, the Committee's decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If an extension of time for review is required, written notice of the extension shall be furnished to the Member, beneficiary, or the representative of such Member or beneficiary prior to the commencement of the extension period.

         6.4 COMPANY TO SUPPLY INFORMATION. The Company shall supply full and timely information to the Committee, including, but not limited to, information relating to each Member's compensation, age, retirement, death, or other cause of termination of employment and such other pertinent facts as the Committee may require. The Company shall advise the Trustee, if any, of such of the foregoing facts as are deemed necessary for the Trustee to carry out the Trustee's duties under the Plan and the Trust Agreement. When making a determination in connection with the Plan, the Committee shall be entitled to rely upon the aforesaid information furnished by the Company.

         6.5 INDEMNITY. The Company shall indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of his administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such member in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such member's own gross negligence or willful misconduct. Expenses against which such member shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

                                      VII.

                            ADMINISTRATION OF FUNDS

         7.1 PAYMENT OF EXPENSES. All expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, and expenses of the Committee, may be paid by the Company and, if not paid by the Company, shall be paid by the Trustee from the Trust Fund, if any.

         7.2 TRUST FUND PROPERTY. All income, profits, recoveries, contributions, forfeitures and any and all moneys, securities and properties of any kind at any time received or held by the Trustee, if any, shall be held for investment purposes as a commingled Trust Fund pursuant to the terms of the Trust Agreement. The Committee shall maintain one or more Accounts in the name of each Member, but the maintenance of an Account designated as the Account of a Member shall not mean that such Member shall have a greater or lesser interest than that due him by operation of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund. No Member shall have any title to any specific asset in the Trust Fund, if any.

                                     VIII.

                               NATURE OF THE PLAN

         The Company intends and desires by the adoption of the Plan to recognize the value to the Company of the past and present services of employees covered by the Plan and to encourage and assure their continued service with the Company by making more adequate provision for their future retirement security. The Plan is intended to constitute an unfunded, unsecured plan of deferred compensation for a select group of management or highly compensated employees of the Company. Plan benefits herein provided are to be paid out of the Company's general assets. The Plan constitutes a mere promise by the Company to make benefit payments in the future and Members have the status of general unsecured creditors of the Company. Nevertheless, subject to the terms hereof and of the Trust Agreement, if any, the Company may transfer money or other property to the Trustee and the Trustee shall pay Plan benefits to Members and their beneficiaries out of the Trust Fund.

         The Committee, in its sole discretion, may establish the Trust and direct the Company to enter into the Trust Agreement and adopt the Trust for purposes of the Plan. In such event, the Company shall remain the owner of all assets in the Trust Fund and the assets shall be subject to the claims of the Company's creditors if the Company ever becomes insolvent. For purposes hereof, the Company shall be considered "insolvent" if (a) the Company is unable to pay its debts as they become due, or (b) the Company is subject to a pending proceeding as a debtor under the United Sates Bankruptcy Code (or any successor federal statute). The chief executive officer of the Company and its Board of Directors shall have the duty to inform the Trustee in writing if the Company becomes insolvent. Such notice given under the preceding sentence by any party shall satisfy all of the parties' duty to give notice. When so informed, the Trustee shall suspend payments to the Members and hold the assets for the benefit of the Company's general creditors. If the Trustee receives a written allegation that the Company is insolvent, the Trustee shall suspend payments to the Members and hold the Trust Fund for the benefit of the Company's general creditors, and shall determine within the period specified in the Trust Agreement whether the Company is insolvent. If the Trustee determines that the Company is not insolvent, the Trustee shall resume payments to the Members. No Member or beneficiary shall have any preferred claim to, or any beneficial ownership interest in, any assets of the Trust Fund.





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
                                      IX.

                            PARTICIPATING EMPLOYERS

         The Committee may designate any entity or organization eligible by law to participate in this Plan as an Employer by written instrument delivered to the Secretary of the Company and the designated Employer. Such written instrument shall specify the effective date of such designated participation, may incorporate specific provisions relating to the operation of the Plan which apply to the designated Employer only and shall become, as to such designated Employer and its employees, a part of the Plan. Each designated Employer shall be conclusively presumed to have consented to its designation and to have agreed to be bound by the terms of the Plan and any and all amendments thereto upon its submission of information to the Committee required by the terms of or with respect to the Plan; provided, however, that the terms of the Plan may be modified so as to increase the obligations of an Employer only with the consent of such Employer, which consent shall be conclusively presumed to have been given by such Employer upon its submission of any information to the Committee required by the terms of or with respect to the Plan. Except as modified by the Committee in its written instrument, the provisions of this Plan shall be applicable with respect to each Employer separately, and amounts payable hereunder shall be paid by the Employer which employs the particular Member, if not paid from the Trust Fund.





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
                                       X.

                                 MISCELLANEOUS

         10.1 NOT CONTRACT OF EMPLOYMENT. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or to restrict the right of the Company to discharge any person at any time nor shall the Plan be deemed to give the Company the right to require any person to remain in the employ of the Company or to restrict any person's right to terminate his employment at any time.

         10.2 ALIENATION OF INTEREST FORBIDDEN. The interest of a Member or his beneficiary or beneficiaries hereunder may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person to whom such benefits or funds are payable, nor shall they be an asset in bankruptcy or subject to garnishment, attachment or other legal or equitable proceedings.

         10.3 WITHHOLDING. All deferrals and payments provided for hereunder shall be subject to applicable withholding and other deductions as shall be required of the Company under any applicable local, state or federal law.

         10.4 AMENDMENT AND TERMINATION. The Committee may from time to time, in its discretion, amend, in whole or in part, any or all of the provisions of the Plan; provided, however, that no amendment may be made that would impair the rights of a Member with respect to amounts already allocated to his Account. The Committee may terminate the Plan at any time. In the event that the Plan is terminated, the balance in a Member's Account shall be paid to such Member or his designated beneficiary in a single lump sum payment of cash in full satisfaction of all of such Member's or beneficiary's benefits hereunder. Any such amendment to or termination of the Plan shall be in writing and signed by an member of the Committee.

         10.5 SEVERABILITY. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

         10.6 GOVERNING LAWS. ALL PROVISIONS OF THE PLAN SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF TEXAS EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.





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